EXHIBIT 10.3
FORM A
APOLLO GROUP, INC.
STOCK OPTION AGREEMENT
RECITALS
     A. The Corporation has implemented the Incentive Plan for the purpose of providing eligible persons in the Corporation’s service with the opportunity to receive one or more equity incentive awards designed to encourage them to continue their service relationship with the Corporation.
     B. Optionee is to render valuable services to the Corporation, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Incentive Plan in connection with the Corporation’s grant of an option to Optionee as an additional inducement to perform those services.
     C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.
          NOW, THEREFORE, it is hereby agreed as follows:
          1. Grant of Option. The Corporation hereby grants to Optionee on                     , 20      (the “Grant Date”) a Non-Statutory Option to purchase            shares of the Corporation’s Class A Common Stock (the “Option Shares”) at an exercise price of $       per share (the “Exercise Price”), the closing price per share of such Class A Common Stock on the Nasdaq Global Select Market on the Grant Date.
          2. Option Term. The term of this option shall commence on the Grant Date and continue in effect until the close of business on                     , 20      (the “Expiration Date”), unless sooner terminated in accordance with Paragraph 5 or 6.
          3. Limited Transferability. This option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and shall be subject to the transfer restrictions set forth in Section 13.5 of the Incentive Plan. This option may be exercised, during Optionee’s lifetime, only by Optionee. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee’s death.
          4. Dates of Exercise. This option shall vest and become exercisable for the Option Shares in one or more installments, over Optionee’s period of Service, in accordance with the following schedule:                                         . However, this option may vest and become exercisable in whole or in part on an accelerated basis in accordance with the special vesting acceleration provisions of Paragraph 5 or Paragraph 6. As the option becomes exercisable for one or more installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.
          5. Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

               (a) Except as otherwise expressly provided in subparagraphs (b) through (e) of this Paragraph 5, should Optionee cease to remain in Service for any reason while this option is outstanding, then Optionee shall have a three (3)-month period measured from the date of such cessation of Service during which to exercise this option for any or all of the Option Shares for this option is vested and exercisable at the time of Optionee’s cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date.
               (b) Should Optionee’s Service terminate by reason of his death, then this option, to the extent outstanding at that time but not otherwise vested and exercisable for all the Option Shares, shall immediately vest and become exercisable for that number of additional Option Shares (if any) in which Optionee would have otherwise been vested under this option at the time of his death had this option vested in a series of            (___) successive equal monthly installments over the            (___)-year measured from                     . Following Optionee’s death (whether before or after termination of Service) this option may be exercised, for any or all of the Option Shares for which this option is vested and exercisable at the time of Optionee’s cessation of Service (including any Option Shares which vest on an accelerated basis should such cessation of Service occur by reason of Optionee’s death), by (i) the personal representative of Optionee’s estate or (ii) the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death, as the case may be. However, if Optionee dies while holding this option and has an effective beneficiary designation in effect for this option at the time of his death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise this option following Optionee’s death. Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not otherwise been exercised.
               (c) Should Optionee cease Service by reason of Disability while this option is outstanding, then this option, to the extent not otherwise at that time vested and exercisable for all the Option Shares, shall immediately vest and become exercisable for that number of additional Option Shares (if any) in which Optionee would have otherwise been vested under this option at the time of such cessation of Service had this option vested in a series of                      (___) successive equal monthly installments over the            (___)-year measured from                                         . Optionee shall have a twelve (12)-month period measured from the date of such cessation of Service during which to exercise this option for any or all of the Option Shares for which this option is vested and exercisable at the time of Optionee’s cessation of Service (including any Option Shares which vest on an accelerated basis should such cessation of Service occur by reason of Optionee’s Disability). In no event, however, shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not otherwise been exercised.
               Alternative:
               (c) Should Optionee cease Service by reason of Disability while this option is outstanding, then Optionee shall have a twelve (12)-month period measured from the date of such cessation of Service during which to exercise this option for any or all of the Option Shares for which this option is vested and exercisable at the time of Optionee’s cessation of Service. In no event, however, shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not otherwise been exercised.
               (d) The applicable period of post-Service exercisability in effect pursuant to the foregoing provisions of this Paragraph 5 shall automatically be extended by an additional period of time equal in duration to any interval within such post-Service exercise period during which the exercise of this option or the immediate sale of the Option Shares acquired under this option cannot be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of this option beyond the Expiration Date.

               (e) Should Optionee’s Service be terminated for Cause, then this option, whether or not vested and exercisable, shall terminate immediately and cease to be outstanding.
               (f) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which this option is, at the time of Optionee’s cessation of Service, vested and exercisable pursuant to the Vesting Schedule specified in Paragraph 2 or the special vesting acceleration provisions of Paragraph 5(b) [or 5(c)] above or Paragraph 6. This option shall not vest or become exercisable for any additional Option Shares, whether pursuant to the normal Vesting Schedule specified in Paragraph 2 or the special vesting acceleration provisions of Paragraphs 5(b) [5(c)] and 6 of this Agreement, following the Optionee’s cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not otherwise been exercised.
          6. Special Acceleration of Option.
               (a) This option, to the extent outstanding at the time of an actual Change in Control but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of such Change in Control, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully vested shares of Class A Common Stock.
               (b) Immediately following the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.
               (c) If this option is assumed in connection with a Change in Control or otherwise continued in effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Class A Common Stock subject to this option would have been converted in consummation of such Change in Control had those shares actually been outstanding at the time. Appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent the actual holders of the Corporation’s outstanding Class A Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control, provided such common stock is readily tradable on an established U.S. securities exchange or market.
               (d) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
          7. Adjustment in Option Shares. Should any change be made to the Class A Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Class A Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Class Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price per share, provided, however, that the aggregate Exercise Price shall remain the same. The adjustments shall be made in such manner as the Plan Administrator deems appropriate in order to reflect such change, and those adjustments shall be final, binding and conclusive upon Optionee and any other person or persons having an interest in the option. In the event of any Change in Control transaction, the adjustment provisions of Paragraph 6(c) shall be controlling.

          8. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.
          9. Manner of Exercising Option.
               (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:
               (i) Execute and deliver to the Corporation a Notice of Exercise as to the Option Shares for which the option is exercised or comply with such other procedures as the Corporation may establish for notifying the Corporation of the exercise of this option for one or more Option Shares.
               (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:
               (A) cash or check made payable to the Corporation;
               (B) shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership in a manner reasonably satisfactory to the Corporation) held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or
               (C) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (i) to a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in accordance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Withholding Taxes required to be withheld by the Corporation by reason of such exercise and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.
     Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise (or other notification procedure).
               (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.
               (iv) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing Optionee) for the satisfaction of all Withholding Taxes applicable to the option exercise.

               (b) As soon as practical after the Exercise Date and the Corporation’s collection of the applicable Withholding Taxes, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares.
               (c) In no event may this option be exercised for any fractional shares.
          10. Withholding Taxes. Optionee may satisfy the Withholding Taxes applicable to each exercise of this option by either (i) delivering to the Corporation that number of shares of Class A Common Stock then owned by Optionee, duly endorsed for transfer to the Corporation and free and clear of any liens, claims, security interests or other encumbrances, with an aggregate Fair Market Value equal of the dollar amount of such Withholding Taxes, (ii) delivering to the Corporation cash, a check payable to the Corporation or such other form of payment permitted by the Plan Administrator in the aggregate dollar amount required to satisfy such Withholding Taxes or (iii) using a portion of the sale proceeds of the purchased Option Shares to satisfy such tax withholding amount, to the extent Optionee exercises the Option pursuant to the sale and remittance procedure set forth in paragraph 9(a)(ii)(C) hereof.
          11. Compliance with Laws and Regulations. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Class A Common Stock may be listed for trading at the time of such exercise and issuance. All shares of Class A Common Stock issued pursuant to the exercise of this option shall be registered on a Form S8 registration statement under the Securities Act of 1933, as amended.
          12. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this option designated by Optionee.
          13. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices or shall be effected by properly-addressed electronic mail delivery. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address at the time on file for Optionee in the Corporation’s Human Resources Department. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
          14. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Incentive Plan and are in all respects limited by and subject to the terms of the Incentive Plan and the Employment Agreement. All decisions of the Plan Administrator with respect to any question or issue arising under the Incentive Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.
          15. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Arizona without resort to that State’s conflict-of-laws rules.
          16. Employment at Will. Nothing in this Agreement or in the Incentive Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

          IN WITNESS WHEREOF, Apollo Group, Inc. has caused this Agreement to be executed on its behalf by its duly-authorized officer on the date indicated below its signature line, and Optionee has executed this Agreement on the date below his signature line.

APOLLO GROUP, INC.

BY:

TITLE:

DATED: , 2008

OPTIONEE

DATED: , 2008

APPENDIX
          The following definitions shall be in effect under the Agreement:
          A. Agreement shall mean this Stock Option Agreement.
          B. Board shall mean the Corporation’s Board of Directors.
          C. Cause shall have the meaning assigned to such term in Section 7(b)(i) of the Employment Agreement.
          D. Change in Control shall have the meaning assigned to such term in Section 3.1 of the Incentive Plan.
          E. Class A Common Stock shall mean shares of the Corporation’s Class A common stock.
          F. Corporation shall mean Apollo Group, Inc., an Arizona corporation, and any successor corporation to all or substantially all of the assets or voting stock of Apollo Group, Inc. which shall by appropriate action adopt the Incentive Plan.
          G. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
          H. Code shall mean the Internal Revenue Code of 1986, as amended.
          I. Disability shall mean the Optionee’s inability to perform, with or without reasonable accommodation, the principal duties and responsibilities of his position with the Corporation for a period of six (6) consecutive months or more by reason of any physical or mental injury.
          J. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of this Agreement.
          K. Exercise Price shall mean the exercise price per Option Share as specified in Paragraph 1 of this Agreement.
          L. Expiration Date shall mean the date on which the option expires as specified in Paragraph 2 of this Agreement.
          M. Fair Market Value per share of Class A Common Stock on any relevant date shall be the closing price per share of Class A Common Stock on the date in question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing price for the Common Stock on the date in question, then the Fair Market Value shall be the closing price on the last preceding date for which such quotation exists.
          N. Grant Date shall mean the grant date of the option as specified in Paragraph 1 of this Agreement.
          O. Incentive Plan shall mean the Corporation’s 2000 Stock Incentive Plan, as amended and restated effective May 15, 2007.

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          P. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.
          Q. Notice of Exercise shall mean the notice of option exercise in the form prescribed by the Corporation.
          R. Option Shares shall mean the number of shares of Class A Common Stock subject to the option as specified in Paragraph 1 of this Agreement.
          S. Optionee shall mean the person to whom the option is granted.
          T. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          U. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.
          V. Service shall mean Optionee’s performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) in the capacity of an Employee. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation. However, except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Optionee is on a leave of absence.
          W. Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global Market or Global Select Market or the New York Stock Exchange.
          X. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          Y. Vesting Schedule shall mean the schedule set forth in Paragraph 4 of this Agreement pursuant to which the option is to become exercisable for the Option Shares in installments over the Optionee’s period of Service.
          Z. Withholding Taxes shall mean the federal, state and local income taxes and the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the exercise of the option.

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